News Release
For Immediate Release

Company Contact:
Jack Collins, EVP Finance/Corp. Development
Phone: (405) 702-7460
Website: www.qelp.net

Quest Energy Partners Receives Nasdaq Non-Compliance Notice

OKLAHOMA CITY – April 3, 2009 – Quest Energy Partners L.P. (NASDAQ: QELP) ("QELP" or “the Partnership”) today announced that it has received a notice from the Nasdaq Stock Market, dated April 2, 2009, indicating that, because the Partnership has not yet filed its Form 10-K for the year ended December 31, 2008, under Marketplace Rule 4310(c)(14) it is not in compliance with the rules for continued listing on the exchange.

In November 2008, QELP received a similar notice from the Nasdaq Stock Market related to the delinquent filing of its Form 10-Q for the period ended September 30, 2008. As permitted by Nasdaq rules, the Partnership submitted a plan to regain compliance to Nasdaq Staff.

In determining whether to grant the exception, Nasdaq Staff considered QELP’s specific circumstances, including the likelihood that the Form 10-Q could be filed within the exception period; past compliance history; reasons for the late filing; corporate events that may occur within the exception period; general financial status; and disclosures to the market.

Following a review of QELP’s plan, Nasdaq Staff granted the Partnership an extension until May 18, 2009 to file its Form 10-Q for the period ended September 30, 2008.

As a result of this additional delinquency, by April 17, 2009, QELP is required to submit to Nasdaq Staff an update to its original plan to regain compliance with respect to the filing requirement. Among other things, the update must indicate the progress the Partnership has made towards implementing the plan submitted in connection with the delinquent filing of its Form 10-Q and its plans to file its Form 10-K for the year ended December 31, 2008.

QELP intends to timely submit an update of its compliance plan to Nasdaq Staff and to continue to execute on the plan to be back in compliance within the original extension period ending on May 18, 2009. Additionally, by this extension due date, the Partnership plans to present (A) re-audited and restated financial statements for (i) its predecessor for the years ending December 31, 2005 and 2006 and for the period from January 1, 2007 through November 14, 2007 and (ii) for QELP for the period from November 15, 2007 through December 31, 2007 in its Form 10-K for the year ended December 31, 2008 and (B) audited financial statements for the fiscal year ended December 31, 2008 in its Form 10-K for the year ended December 31, 2008, which should bring QELP into compliance with Nasdaq listing standards. The audit of the financial statements for the year ended December 31, 2008 and re-audit of prior period financial statements is being performed by the independent registered public accounting firm of UHY LLP, which the Partnership retained in October 2008.

About Quest Energy Partners, L.P.

Quest Energy Partners, L.P. was formed by Quest Resource Corporation (NASDAQ: QRCP) to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The Partnership owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. The Partnership also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net. The Partnership routinely posts important information in the “Investors” section of its website.

Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including the submission of an update to the Partnership’s plan to regain compliance with Nasdaq listing requirements, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although QELP believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the results of QELP’s audit and re-audit of prior period results, the ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by QELP. These risks, and other risks are detailed in QELP's filings with the Securities and Exchange Commission, including risk factors listed in their latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find QELP's filings with the Securities and Exchange Commission at www.qelp.net or at www.sec.gov. By making these forward-looking statements, QELP undertakes no obligation to update these statements for revisions or changes after the date of this release.